Exhibit 99

VIACOM ANNOUNCES THE EXPIRATION OF CASH TENDER OFFER FOR ANY AND ALL OF ITS OUTSTANDING 5.75% SENIOR NOTES DUE 2011

NEW YORK, August 28, 2009 — Viacom Inc. (NYSE: VIA and VIA.B) announced today the expiration of its cash tender offer to purchase (the “Offer to Purchase”) any and all of its outstanding 5.75% Senior Notes due 2011 (the “2011 Notes”). The Offer to Purchase expired at 5:00 p.m., New York City time, on August 27, 2009 (the “Expiration Date”).

As of the Expiration Date, $1,306,574,000 of the aggregate principal amount of outstanding 2011 Notes had been validly tendered and accepted by Viacom, representing 87.1% of the $1,500,000,000 aggregate principal amount of 2011 Notes. The holders of the tendered 2011 Notes will be entitled to receive the tender offer consideration of $1,061.25 per $1,000 principal amount. Viacom will also pay accrued and unpaid interest on the tendered 2011 Notes from the last interest payment date (April 30, 2009) up to, but not including, the Settlement Date. The Settlement Date is expected to be August 31, 2009.

Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and RBS Securities Inc. served as dealer managers, and Global Bondholder Services Corporation served as the information agent and depositary, on the Offer to Purchase. Questions regarding the Offer to Purchase may be directed to Deutsche Bank Securities Inc. at (866) 627-0391 (U.S. toll free) or (212)-250-2955 (collect), Citigroup Global Markets Inc. at (800) 558-3745 (U.S. toll free) or (212) 723-6106 (collect), or RBS Securities Inc. at (877) 297-9832 (U.S. toll free) or (203) 897-6145 (collect).

About Viacom

Viacom, consisting of BET Networks, MTV Networks and Paramount Pictures, is the world's leading entertainment content company. It engages audiences on television, motion picture and digital platforms through many of the world's best-known entertainment brands, including MTV, VH1, CMT, Logo, Nickelodeon, Nick at Nite, Noggin, COMEDY CENTRAL, Spike TV, TV Land, BET, Rock Band, AddictingGames, Atom, Neopets, Shockwave and Paramount Pictures. Viacom's global reach includes approximately 170 channels and 400 online properties in 163 countries and territories.

For more information about Viacom and its businesses, visit www.viacom.com.

Cautionary Statement Concerning Forward-looking Statements:

This news release contains both historical and forward-looking statements. All statements which are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company's current expectations concerning future results and events. Similarly, statements that describe the Company's objectives, plans or goals are or may be forward-looking statements. These forward- looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others, the factors described in the Company's news releases and filings with the Securities and Exchange Commission, including but not limited to the Company's 2008 Annual Report as filed on Form 10-K on February 12, 2009, and the Quarterly Reports on Form 10-Q for the periods ended March 31, 2009, and June 30, 2009. The forward-looking statements included in this document are made only as of the date of this document, and, under section 27A of the Securities Act and section 21E of the Exchange Act, the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

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Contacts:

Media	Investors
Jeremy Zweig	James Bombassei
212-846-7503	212-258-6377
jeremy.zweig@viacom.com	james.bombassei@viacom.com